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                                                                Conformed Copy
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                                                                Exhibit No. 10.3

                            PARENT VOTING AGREEMENT



         PARENT VOTING AGREEMENT, dated as of May 19, 1997 (the "Agreement"), between the undersigned holder (the "Holder") of shares of the common stock, no par value (the "Parent Common Stock"), of The Registry, Inc., a Massachusetts corporation (the "Parent"), and Renaissance Solutions, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         The Company, Parent and Rain Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"; capitalized terms not otherwise defined herein being used herein as therein defined), pursuant to which Merger Sub would be merged (the "Merger") with and into the Company, and each outstanding share of Company Common Stock would be converted into the right to receive shares ("Parent Shares") of the Parent Common Stock.

         In order to induce the Company to enter into the Merger Agreement, and at the request of the Company, the Holder has agreed, to enter into this Agreement.

         Prior to the date hereof, Company and the Holder had no agreement, arrangement or understanding (as defined in Chapter 110F of the Massachusetts General Laws (the "MGL") for the purpose of acquiring, holding, voting or disposing of shares of Company Common Stock; and

         In consideration for the agreements contained herein and in the Merger Agreement, prior to the date hereof, and prior to the time at and date on which the Company became an "interested stockholder" for purposes of Chapter 110F of the MGL, the board of the directors of the Parent has approved this Agreement.

                                   AGREEMENT

          NOW, THEREFORE, the parties hereto agree as follows:

         1. Representations and Warranties of Holder. The Holder represents and warrants to the Company as follows:


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         (a)   Ownership of Securities.  The Holder is the record and
beneficial owner of the number of shares of Parent Common Stock (together with any shares of Parent Common Stock hereafter acquired by the Holder, the "Subject Shares") and the number and kind of other securities of the Parent (together with the Subject Shares and any other securities of the Company hereafter acquired by the Holder, the "Subject Securities") set forth on the signature page to this Agreement. The Holder has sole voting power and sole power to issue instructions with respect to the voting of the Subject Securities and the sole power of disposition.

         (b) Power; Binding Agreement. The Holder has the legal capacity, power and authority to enter into and perform all of the Holder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Holder will not violate any other agreement to which such Holder is a party including, without limitation, any trust agreement, voting agreement, stockholder's agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid and binding agreement of such Holder, enforceable against the Holder in accordance with its terms. If the Holder is married and the Subject Securities constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Holder's spouse, enforceable against such person in accordance with its terms.

         (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby and neither the execution and delivery of this Agreement by the Holder nor the consummation by the Holder of the transactions contemplated hereby nor compliance by the Holder with any of the provisions hereof shall result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Holder is a party or by which the Holder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Holder or any of the Holder's properties or assets.

         (d) No Liens. The Subject Securities are now and at all times during the term hereof will be held by the Holder, or by a nominee or custodian for the benefit of the Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder.

         2. Agreement to Vote Shares. At every meeting of the stockholders of the Parent called with respect to the following, and at every adjournment thereof, with respect to the following, the Holder shall vote all or cause to be voted the Subject Securities that he

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beneficially owns on the record date of any such vote for the approval of the issuance of the Parent Shares in connection with the Merger.

         3.    Proxy.  THE HOLDER HEREBY GRANTS TO, AND APPOINTS THE COMPANY
AND THE PRESIDENT OF THE COMPANY AND THE TREASURER OF THE COMPANY, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF THE COMPANY, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF THE COMPANY, AND ANY OTHER DESIGNEE OF THE COMPANY, AND EACH OF THEM INDIVIDUALLY, THE HOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE SUBJECT SECURITIES SOLELY WITH RESPECT TO THE MATTERS IN CLAUSES
(i) AND (ii) OF, AND SOLELY IN ACCORDANCE WITH, SECTION 2 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND THE HOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY HIM WITH RESPECT TO THE SUBJECT SECURITIES.

         4. Covenants of the Holder. The Holder hereby agrees and covenants that:

         (a) Restriction on Transfer, Proxies and Noninterference. The Holder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Holder's Subject Securities; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling the Holder from performing his obligations under this Agreement.

         (b) Pooling Restrictions. From and after 30 days prior to the Effective Time of the Merger, the Holder shall not engage in any Sale of securities of the Company or Parent until such time (the "Publication Time") as parent has published financial results covering at least 30 days of combined operations of parent and the Company after the Effective Time of the Merger. The Holder understands that the certificate(s) representing the Parent Shares held by the Holder will be placed on the "stop transfer list" maintained by parent's transfer agent and will remain so listed until the Publication Time.

         5. Agreement as Stockholder. The Company and the Holder acknowledge and agree that none of the provisions set forth herein shall be deemed to restrict or limit any fiduciary duty that the Holder may have as a director or an officer of Parent provided that no

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such duty shall excuse the Holder from his obligation to vote the Subject
Securities, to the extent that they may be so voted as provided herein, and to otherwise comply with each of the terms and conditions of the Agreement.

         6. Assignment; Benefit. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

         This Agreement shall be binding upon, and shall inure to the benefit of, the Holder, the Company and their respective successors and permitted assigns.

         7. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below:

         If to the Holder:

         G. Drew Conway
         The Registry, Inc.
         Newton, Massachusetts 02159
         Telecopier No.:  617-527-6999
         Telephone No.:   617-527-6886


          With a copy to:

          Ropes & Gray
          One International Place
          Boston, MA  02110
          Telecopier No.: (617) 951-7050
          Telephone No.:  (617) 951-7000
          Attention:  Keith F. Higgins, Esq.


          If to the Company:

          Renaissance Solutions, Inc.
          55 Old Bedford Road
          Lincoln, MA  01773
          Telecopier No.:  617-259-0565
          Telephone No.:   617-259-8833
          Attention:  President

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          With a copy to:

          Hale and Dorr LLP
          60 State Street
          Boston, Massachusetts  02109
          Telecopier No.:  (617) 526-5000
          Telephone No.:   (617) 526-6000
          Attention:  David E. Redlick, Esq.

or to such other address or telecopy number as any party may have furnished to the other parties in writing in accordance herewith.

         8. Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9. Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by either party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         12. Termination. Unless the Merger shall have been consummated, this Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement pursuant to Section 7.1 thereof, or (ii) December 31, 1997. The date and time at which this Agreement is terminated in accordance with this Section 12 is referred to herein as the "Termination Date." Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and provided further that nothing herein shall limit, restrict, impair, amend or

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otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.


                     [This space intentionally left blank.]

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         IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.


                                    RENAISSANCE SOLUTIONS, INC.



                                    By:   /s/ William T. Jenkins
                                        ----------------------------------
                                          Name:  William T. Jenkins
                                          Title:  Vice President & C.F.O.

                                    THE HOLDER:


                                          /s/ G. Drew Conway
                                        --------------------------------
                                          Name: G. Drew Conway



Shares of Parent Common Stock:                 6,997,650

Options to Purchase Company Common Stock:              0

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